EXHIBIT 32.1

SECTION 1350 CERTIFICATIONS

I, Kenneth P. Wilcox, certify that, to my knowledge, the Annual Report of SVB Financial Group on Form 10-K for the annual period ended December 31, 2007, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of SVB Financial Group.

Date: February 29, 2008	/S/ KENNETH P. WILCOX
Kenneth P. Wilcox President and Chief Executive Officer (Principal Executive Officer)

I, Michael Descheneaux, certify that, to my knowledge, the Annual Report of SVB Financial Group on Form 10-K for the annual period ended December 31, 2007, (i) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) that the information contained in such Form 10-K fairly presents, in all material respects, the financial condition and results of operations of SVB Financial Group.

Date: February 29, 2008	/S/ MICHAEL DESCHENEAUX
Michael Descheneaux Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)